EX-99.g.4

                                   AMENDMENT TO
                              AMENDED AND RESTATED
                             MUTUAL FUND CUSTODY AND
                               SERVICES AGREEMENT

         This Amendment dated the 3rd day of June, 2002, by and between JNL Variable Fund LLC, JNL Variable Fund III LLC JNL Variable Fund V LLC and JNLNY Variable Fund I LLC (each individually the "Fund") and Boston Safe Deposit and Trust Company (the "Custodian") to the Amended and Restated Mutual Fund Custody and Service Agreement effective as of May 1, 2001 (the "Agreement").

        WHEREAS, the Fund and the Custodian have entered into the Agreement; and

        WHEREAS, pursuant to Article IV, Section 9(d) of the Agreement, the Fund and the Custodian wish to amend the Agreement and add additional funds to the JNLNY Variable Fund I LLC and change names of various other funds.

        NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

1. To delete Appendix E of the Agreement in its entirety and substitute it with the Appendix E attached hereto.

2. Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3. The Fund and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Fund or Custodian to this Amendment.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.


                                    JNL VARIABLE FUND LLC
                                    JNL VARIABLE FUND III LLC
                                    JNL VARIABLE FUND V LLC
                                    JNLNY VARIABLE FUND I LLC


                                    By: /s/ Andrew B. Hopping
                                       --------------------------------
                                    Name: Andrew B. Hopping
                                    Title: President


                                    BOSTON SAFE DEPOSIT AND TRUST COMPANY


                                    By: /s/ Candice Walker
                                       --------------------------------
                                    Name: Candice Walker
                                    Title: Vice President

                                   APPENDIX E

                                 LIST OF SERIES
                              (as of June 3, 2002)

         JNL VARIABLE FUND LLC

         Series:
         -------

         First Trust/JNL The Dow(SM) Target 5 Series
         First Trust/JNL The Dow(SM) Target 10 Series
         First Trust/JNL The S&P(R) Target 10 Series
         First Trust/JNL Global Target 15 Series
         First Trust/JNL Target 25 Series
         First Trust/JNL Target Small-Cap Series
         First Trust/JNL Technology Sector Series
         First Trust/JNL Pharmaceutical/Healthcare Sector Series
         First Trust/JNL Financial Sector Series
         First Trust/JNL Energy Sector Series
         First Trust/JNL Leading Brands Sector Series
         First Trust/JNL Communications Sector Series


         JNL VARIABLE FUND III LLC

         Series
         -------

         First Trust/JNL The Dow(SM) Target 10 Series


         JNL VARIABLE FUND V LLC

         Series
         -------

         First Trust/JNL The Dow(SM) Target 10 Series


         JNLNY VARIABLE FUND I LLC

         Series
         -------

         First Trust/JNL The Dow(SM) Target 10 Series First Trust/JNL The S&P(R) Target 10 Series First Trust/JNL Global Target 15 Series First Trust/JNL Target 25 Series First Trust/JNL Target Small-Cap Series